Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 3, 2011, except for Note 13, which is dated February 24, 2012 with respect to the audited consolidated financial statements of Dune Energy, Inc for the year ended December 31, 2010 and 2009.

We also consent to the reference to us as “Experts” in such Registration Statements.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone–bailey.com

Houston, Texas

February 24, 2012